UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 30, 2024

Date of Report (Date of earliest event reported)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, TX 75225

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 30, 2024, Sunoco LP (NYSE: SUN) (the “Partnership”) completed a private offering to eligible purchasers (the “Notes Offering”) of (i) $750 million in aggregate principal amount of its 7.000% Senior Notes due 2029 (the “2029 Notes”) and (ii) $750 million in aggregate principal amount of its 7.250% Senior Notes due 2032 (the “2032 Notes” and, collectively with the 2029 Notes, the “Notes”), along with the related guarantees of the Notes. The Partnership received net proceeds of approximately $1,485 million from the Notes Offering, after deducting the initial purchasers’ discount and commissions, and the Partnership intends to use such net proceeds to (i) repay certain outstanding indebtedness of NuStar Energy L.P., a Delaware limited partnership (“NuStar”), in connection with a pending merger involving the Partnership and NuStar (the “NuStar Merger”), (ii) fund the redemption of NuStar’s preferred units in connection with the NuStar Merger and (iii) pay offering fees and expenses.

The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were resold by the initial purchasers in reliance on Rule 144A and Regulation S under the Securities Act.

Indenture and Senior Notes

The Notes were issued under and are governed by an indenture dated April 30, 2024 (the “Indenture”), among the Partnership, certain subsidiary guarantors of the Partnership (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The 2029 Notes will mature on May 1, 2029, and the 2032 Notes will mature on May 1, 2032. Interest on the Notes is payable semi-annually in cash in arrears on May 1 and November 1 of each year, commencing on November 1, 2024.

The Notes are senior unsecured obligations of the Partnership and are guaranteed on a senior unsecured basis by all of the Partnership’s current subsidiaries that guarantee its obligations under the Partnership’s revolving credit facility, as well as by certain of its future subsidiaries. The Notes and related guarantees are unsecured and rank equally with all of the Partnership’s and each Guarantor’s existing and future senior obligations. The Notes and related guarantees are senior in right of payment to all of the Partnership’s and each Guarantor’s future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and related guarantees are effectively subordinated to the Partnership’s and each Guarantor’s existing and future secured indebtedness, including obligations under the Partnership’s revolving credit facility, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all obligations, including trade payables, of the Partnership’s subsidiaries that do not guarantee the Notes.

The Notes are subject to a special mandatory redemption at a price equal to 100% of the initial issue price plus accrued and unpaid interest to, but not including, the payment date of such mandatory redemption, if (x) the consummation of the NuStar Merger does not occur on or before April 22, 2025 (the “Outside Date”); or (y) prior thereto, the Partnership notifies the Trustee in writing that (a) the Agreement and Plan of Merger, dated as of January 22, 2024, among NuStar, the Partnership and certain of their respective affiliates, has been terminated, (b) the Partnership will not pursue the consummation of the NuStar Merger or (c) the Partnership has determined in its sole discretion that the NuStar Merger cannot or is not reasonably likely to be completed by the Outside Date.

The Partnership may, at its option, redeem some or all of the 2029 Notes at any time on or after May 1, 2026, at the redemption prices specified in the Indenture. Prior to such time, the Partnership may redeem some or all of the 2029 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2029 Notes redeemed, plus a customary “make-whole premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before May 1, 2026, the Partnership may redeem up to 40% of the aggregate principal amount of the 2029 Notes with an amount of cash not greater than net cash proceeds from certain equity offerings at the redemption prices specified in the Indenture.

The Partnership may, at its option, redeem some or all of the 2032 Notes at any time on or after May 1, 2027, at the redemption prices specified in the Indenture. Prior to such time, the Partnership may redeem some or all of the 2032 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2032 Notes redeemed, plus a customary “make-whole premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before May 1, 2027, the Partnership may redeem up to 40% of the aggregate principal amount of the 2032 Notes with an amount of cash not greater than net cash proceeds from certain equity offerings at the redemption prices specified in the Indenture.

Upon the occurrence of a Change of Control (as defined in the Indenture), which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 90 days after the consummation of the transaction, each holder of the Notes may require the Partnership to repurchase all or a portion of the holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains customary events of default (each an “Event of Default”), with respect to each series of the Notes, including the following:

(1) default for 30 days in the payment when due of interest on the Notes of the applicable series;

(2) default in the payment when due (at stated maturity, upon optional or mandatory redemption or otherwise) of the principal of, or premium, if any, on the Notes of the applicable series;

(3) failure by the Partnership or any Guarantor to comply with their obligations to make or consummate a Change of Control offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets; provided that such failure (other than one involving failure to make or consummate a Change of Control offer) will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4) failure by the Partnership for 180 days after notice by the Trustee or holders of 30% in aggregate principal amount of the Notes of the applicable series then outstanding to comply with its obligations to furnish the holders of the Notes and the Trustee certain reports;

(5) failure by the Partnership or any Guarantor for 60 days after written notice by the Trustee or holders of 30% in aggregate principal amount of the Notes of the applicable series then outstanding to comply with any of its other agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of the Partnership or any Guarantor (or the payment of which is guaranteed by the Partnership or any Guarantor) whether the indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”) or (b) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided, however, that if, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded or (iii) such indebtedness is repaid during the ten business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) except as permitted under the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

(8) certain events of bankruptcy or insolvency described in the Indenture with respect to the Partnership or any of the Partnership’s significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the then outstanding Notes of a series may declare the principal and accrued and unpaid interest on the Notes of that series to be due and payable immediately. If an Event of Default relating to certain events of bankruptcy or insolvency with respect to the Partnership or any of the Partnership’s significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The above description of the Indenture, the Notes and the guarantees is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Indenture under the heading “Indenture and Senior Notes” is hereby incorporated into this Item 2.03 by reference.

Important Information about the Transaction and Where to Find It

In connection with the NuStar Merger, on March 20, 2024, the Partnership filed a registration statement on Form S-4/A (as amended, the “Registration Statement”) that includes a prospectus with respect to the Partnership’s units to be issued in the NuStar Merger and a proxy statement for NuStar’s common unitholders (as amended, the “Proxy Statement/Prospectus”), and each party may file other documents regarding the NuStar Merger with the U.S. Securities and Exchange Commission (the “SEC”). NuStar mailed the definitive Proxy Statement/Prospectus to common unitholders of NuStar and filed with the SEC on April 3, 2024. This communication is not a substitute for the Registration Statement, Proxy Statement/Prospectus or any other document that the Partnership or NuStar (as applicable) may file with the SEC in connection with the NuStar Merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE PARTNERSHIP AND NUSTAR ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NUSTAR MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the Registration Statement and the Proxy statement/Prospectus (when they become available), as well as other filings containing important information about the Partnership or NuStar, without charge at the SEC’s website, at http://www.sec.gov. Copies of the documents filed with the SEC by the Partnership will be available free of charge on the Partnership’s website at www.sunocolp.com. Copies of the documents filed with the SEC by NuStar will be available free of charge on NuStar’s website at www.nustarenergy.com. The information included on, or accessible through, the Partnership’s or NuStar’s website is not incorporated by reference into this communication.

Participants in the Solicitation

The Partnership, NuStar and the directors and certain executive officers of their respective general partners may be deemed to be participants in the solicitation of proxies in respect of the NuStar Merger. Information about the directors and executive officers of NuStar’s general partner is set forth in (i) its proxy statement for its 2024 annual meeting of unitholders (https://www.sec.gov/ix?doc=/Archives/edgar/data/0001110805/000111080524000010/ns-20240306.htm), which was filed with the SEC on March 6, 2024, including under the sections entitled “Information About Our Executive Officers”, “Compensation Discussion and Analysis”, “Summary Compensation Table”, “Pay Ratio”, “Grants of Plan-Based Awards During the Year Ended December 31, 2023”, “Outstanding Equity Awards at December 31, 2023”, “Option Exercises and Units Vested During the Year Ended December 31, 2023”, “Pension Benefits for the Year Ended December 31, 2023”, “Nonqualified Deferred Compensation for the Year Ended December 31, 2023”, “Potential Payments Upon Termination or Change of Control”, “Pay Versus Performance”, “Director Compensation” and “Security Ownership”, (ii) in its Annual Report on Form 10-K for the year ended December 31, 2023 (https://www.sec.gov/ix?doc=/Archives/edgar/data/0001110805/000111080524000007/ns-20231231.htm), which was filed with the SEC on February 22, 2024, including under the sections entitled “Item. 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters” and “Item 13. Certain

Relationships and Related Transactions, and Director Independence” and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Information about the directors and executive officers of the Partnership’s general partner is set forth in (i) its Annual Report on Form 10-K for the year ended December 31, 2023 (https://www.sec.gov/ix?doc=/Archives/edgar/data/1552275/000155227524000013/sun-20231231.htm), which was filed with the SEC on February 16, 2024, including under the sections entitled “Item. 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence” and (ii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy statement/Prospectus and other relevant materials filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 30, 2024, by and among Sunoco LP, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner

Date: April 30, 2024	By:	/s/ Rick Raymer
	Name:	Rick Raymer
	Title:	Vice President, Controller and Principal Accounting Officer